UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 28, 2012

Date of Report

(Date of earliest event reported)

FAB UNIVERSAL CORP.

(Exact name of registrant as specified in its charter)

COLORADO	001-33935	87-0609860
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

5001 Baum Boulevard

Pittsburgh, Pennsylvania 15213

(Address of principal executive offices)

(412) 621-0902

Registrant's telephone number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Policy Regarding 10b5-1 Trading Plans

FAB Universal Corp., a Colorado corporation (the “Company,” “we,” “our” or “us”), has adopted the “FAB Universal Corporate Policy on Securities Trading,” which governs the trading of our securities by our directors, executive officers and employees (“Covered Persons”). Pursuant to the terms of that policy, all Covered Persons are required to obtain preclearance of all purchases and sales of our securities unless such purchases and sales are made under a pre-existing written plan, contract, instruction or arrangement.  Trading plans established pursuant to Rule 10b5-1 (“Rule 10b5-1 Plans”) under the Securities Exchange Act of 1934, as amended, are deemed to meet this requirement. Under the company’s current policies, qualifying Rule 10b5-1 Plans will have been reviewed and approved by the Company’s insider trading Compliance Officer at least 15 days in advance of any trades thereunder.

During 2012, we awarded stock to our directors and executive officers.  We understand that two of our officers, Christopher J. Spencer, and John Busshaus, intend to satisfy taxes incurred in 2012 by effecting sales of our common stock and that any such sales will be conducted through Rule 10b5-1 Plans adopted in accordance with our securities trading policies.

Item 8.01.  Other Events.

On December 28, 2012, Messrs. Spencer and Busshaus and director Denis Yevstifeyev adopted Rule 10b5-1 Sales Plans that are intended to qualify as Rule 10b5-1 Plans as defined above.  Mr. Spencer’s Plan is scheduled to begin on January 15, 2013, and to terminate on April 8, 2013.  Mr. Busshaus’ Plan is scheduled to begin on February 1, 2013, and to terminate on January 31, 2014.  Mr. Yevstifeyev’s Plan is scheduled to begin on January 15, 2013, and to terminate on July 31, 2013.  The transactions under these Plans will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIZZARD SOFTWARE CORPORATION

Date:	December 28, 2012	By:	/s/ John Busshaus
John Busshaus
Chief Financial Officer